Exhibit 10.2





                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          PSMA DEVELOPMENT COMPANY LLC





                               Dated June 15, 1999





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                                TABLE OF CONTENTS


ARTICLE I FORMATION AND NAME:  OFFICE; PURPOSE; TERM..........................1

   1.1. Organization..........................................................1
   1.2. Name of the Company...................................................1
   1.3. Principal Place of Business...........................................1
   1.4. Purpose...............................................................1
   1.5. Company Authority.....................................................2
   1.6. Term..................................................................2
   1.7. Registered Agent......................................................2
   1.8. Members and Initial Contribution......................................2
   1.9. Additional Members....................................................2

ARTICLE II CAPITALIZATION.....................................................2

   2.1. Capital Accounts......................................................2
   2.2. Capital Contributions.................................................3
   2.3. Loans.................................................................6
   2.4. Budget................................................................6

ARTICLE III PROFITS, LOSSES AND DISTRIBUTIONS.................................7

   3.1. Allocation of Profits and Losses......................................7
   3.2. Allocation-Rules......................................................9
   3.3. Tax Allocations: Section 704(c) of the Code...........................9
   3.4. Fiscal Year..........................................................10
   3.5. Partnership for Tax Purposes.........................................10
   3.6. Tax Matters..........................................................10
   3.7. Cash Flow Distributions..............................................11
   3.8. Liquidating Distributions Upon Dissolution...........................11
   3.9. Tax Distributions....................................................11
   3.10. Deficit Capital Account Restoration.................................12
   3.11. Other Distributions.................................................12

ARTICLE IV MANAGEMENT........................................................12

   4.1. Management Committee.................................................12
   4.2. Meetings of Members..................................................18
   4.3. Liability and Indemnification........................................18
   4.4. Duties, Right to Conduct Other Business..............................19
   4.5. Scientific Advisory Board............................................20
   4.6. Research Grants......................................................20

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ARTICLE V OFFICERS...........................................................20

   5.1. Designation, Authority and Compensation of Officers..................20
   5.2. Tenure of Officers...................................................20

ARTICLE VI TRANSFER OF INTERESTS, WITHDRAWAL AND TERMINATION OF MEMBERS......20

   6.1. Transfer or Withdrawal Prohibited; Change of Control of a Member.....20
   6.2. Regulatory Matters...................................................22
   6.3. Default; Buyout/Liquidation Option...................................22

ARTICLE VII DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY..........26

   7.1. Events of Dissolution................................................26
   7.2. Procedure for Winding Up and Dissolution.............................26
   7.3. Termination of Company...............................................26
   7.4. License Grants on Dissolution........................................26

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND TAX ELECTIONS....................27

   8.1. Bank Accounts........................................................27
   8.2. Fiscal Year..........................................................27
   8.3. Method of Accounting.................................................27
   8.4. Books and Records....................................................27
   8.5. Tax Information......................................................27

ARTICLE IX MARKETING RIGHTS..................................................28

   9.1. Grant of North American Marketing Rights.............................28
   9.2. Diligence Obligations................................................28
   9.3. Assistance by Progenics; Contingent Grant of Rights..................28
   9.4. Marketing Agreement..................................................29
   9.5. Negotiation Rights...................................................30
   9.6. Marketing Compensation...............................................31
   9.7. Non-Transferability of Rights........................................31
   9.8. Termination of Rights................................................31
   9.9. Retention of Rights..................................................32

ARTICLE X DISPUTE RESOLUTION.................................................32

   10.1. Escalation Procedure................................................32
   10.2. Arbitration.........................................................32
   10.3. Injunctive Relief...................................................34

ARTICLE XI MISCELLANEOUS PROVISIONS..........................................34

   11.1. Assurances..........................................................34
   11.2. Disclaimer of Agency................................................34

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   11.3. Entire Agreement; Amendment.........................................34
   11.4. Notices.............................................................34
   11.5. Counterparts........................................................35
   11.6. Governing Law.......................................................35
   11.7. Binding Effect......................................................35
   11.8. Severability........................................................35
   11.9. Survival of Rights, Duties and Obligations..........................35
   11.10. Captions and Exhibits..............................................35
   11.11. Specific Performance...............................................35
   11.12. Assignability......................................................35
   11.13. Confidentiality....................................................36











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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          PSMA DEVELOPMENT COMPANY LLC

                  This Limited Liability Company Agreement (this "Agreement") is made this 15th day of June, 1999, by and among Progenics Pharmaceuticals, Inc., a Delaware corporation ("Progenics"), CYTOGEN Corporation, a Delaware corporation ("CYTOGEN"), and PSMA Development Company LLC, a Delaware limited liability company (the "Company").

                              EXPLANATORY STATEMENT

                  The parties have agreed to organize and operate the Company pursuant to the Delaware Limited Liability Company Act (the "Act") in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the parties, intending to be legally bound, agree as follows:

ARTICLE I.........
                    FORMATION AND NAME: OFFICE; PURPOSE; TERM

     1.1. Organization. The parties have organized the Company pursuant to the Act and the provisions of this Agreement and, for that purpose, have caused a Certificate of Formation (the "Certificate"), in the form attached as Exhibit A, to be executed and filed as required by the Act.

     1.2. Name of the Company. The name of the Company shall be PSMA Development Company LLC, and all Company business must be conducted under that name or such other name that complies with applicable law as the Management Committee (as hereinafter defined) may select from time to time.

     1.3. Principal Place of Business. The Company's principal place of business shall be c/o Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591 or any other place of business as the Management Committee may from time to time deem advisable.

     1.4. Purpose. The purposes of the Company are to:

     (i) acquire, exploit, control and distribute all licensing/sublicensing rights regarding products in the Field, as such term is defined in Section 1.9 of the PSMA/PSMP License Agreement, dated the date hereof, by and among Progenics, CYTOGEN and the Company (the "PSMA/PSMP License Agreement");

     (ii) research, develop, manufacture or have manufactured, market and promote or have marketed and promoted and otherwise commercialize products in the Field;

     (iii) raise capital for the foregoing;

     iv) engage in any and all things necessary, convenient or incidental thereto; and

     (v) engage in any other business or activity lawful under the Act and authorized by the Management Committee.

     1.5. Company Authority. The Company shall have the power and authority to take any and all actions necessary, appropriate, convenient or incidental to or for the furtherance of the purposes set forth herein, including all of the powers of a limited liability company under the Act.

     1.6. Term. The term of the Company (the "Term") shall commence upon the date the Certificate is filed as required by the Act and shall be perpetual unless terminated as provided in this Agreement.

     1.7. Registered Agent. The name and address in Delaware of the Company's registered agent upon whom and at which process against the Company can be served is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or such other person or such other persons as may be designated by the Management Committee.

     1.8. Members and Initial Contribution. The names, taxpayer identification numbers and present mailing addresses of the members (the "Members") of the Company are set forth in Schedule A attached hereto. The initial ownership interest in the Company of each of Progenics and CYTOGEN, as the initial Members, shall be 50%. Each Member's interest in the Company (an "Interest") shall at all times be equal to such Member's Percentage, as defined in Section
2.2 hereof. The Interest of each Member is subject to change from time to time as provided herein. Each of Progenics and CYTOGEN is admitted as a Member of the Company effective contemporaneously with the execution by such person of this Agreement.

     1.9. Additional Members. Additional persons or entities may be admitted as Members of the Company only upon the prior written consent or approval of the Management Committee, which may grant or withhold admission in its sole and absolute discretion.

                                   ARTICLE II
                                 CAPITALIZATION

     2.1. Capital Accounts. (a) An individual capital account (the "Capital Account") shall be maintained for each Member in accordance with the capital account maintenance rules set forth in Treasury Regulation Section 1.704-1(b). Without limiting the generality of the foregoing, a Member's Capital Account shall be increased by (a) the amount of money contributed by the Member to the Company,


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     (b) the fair market value of property (other than Intellectual Property (as defined below) unless all Members shall agree to assign a value to such property for purposes of this Article II hereafter contributed by such Member to the Company, net of liabilities secured by such property, and (c) allocations to the Member of the Company's net income and gains (as determined for federal income tax purposes but on the basis of the book values of the Company's assets). A Member's Capital Account shall be decreased by (i) the amount of money distributed to the Member, (ii) the fair market value of any property (other than any Intellectual Property transferred previously by Progenics or CYTOGEN to the Company without any value being reflected in the transferor Member's Capital Account if such property is reconveyed to the transferor Member) distributed to the Member, as determined by the distributee Member and the Company (net of any liabilities secured by the property) after adjusting each Member's Capital Account by such Member's share of the unrealized income, gain, loss and deduction inherent in such property and not previously reflected in such Capital Account, as if the property had been sold for its then fair market value on the date of distribution, (iii) expenditures described, or treated under Section 704(b) of the Code as described, in Section 705(a)(2)(B) of the Code, and (iv) the Member's share of losses and deductions. For purposes of this Agreement, "Intellectual Property" shall include inventions (patented or unpatented), improvements, rights under patents and patent applications, unpublished research and development information, formulae, processes, expertise, know-how, trade secrets and technical data.

     (b) This Section 2.1 and the other provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Management Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Management Committee may make such modification; provided, however, that it shall not have an adverse effect on the amounts distributable to any Member.

     2.2. Capital Contributions. (a) Each Member's share of Capital Contributions and each Member's Percentage (each as defined hereinafter) shall be set forth on Schedule A, which shall be updated by the Management Committee upon any changes in any Member's share of total Capital Contributions. As used herein, (i) the term "Capital Contribution" shall mean a contribution to the capital of the Company made by a Member pursuant to this Agreement, (ii) the term "Percentage" shall mean a Member's share of the Adjusted Capital
Contributions  expressed  as a  percentage  of the  aggregate  Adjusted  Capital
Contributions of all Members; and (iii) the term "Adjusted Capital Contributions" shall mean a Member's Capital Contributions as adjusted pursuant to the terms of this Agreement (but excluding, for these purposes, in the case of Progenics, the Progenics R&D Capital Contributions as defined in Section 2.2(d) hereof and the Supplemental Capital Contributions as defined in Section 2.2(e) hereof and, in the case of CYTOGEN, any [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] as defined in Section 2.2(e) hereof).

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     (b)  Simultaneously  herewith,  the Members are contributing to the Company cash in the amounts set forth on Schedule A.

     (c) (i) The Management Committee may from time to time, in connection with preparing the Budget (as defined hereinafter) or otherwise, call for the Members to make additional capital contributions (the "Additional Capital Contributions"), in which event the Management Committee shall give notice to each Member of: (A) the total amount of the Additional Capital Contribution being called; (B) the reason the Additional Capital Contribution is being called; (C) each Member's proportionate share of the total Additional Capital Contribution (determined in accordance with this Section 2.2(c); and (D) the date the Additional Capital Contribution is due and payable, which date shall not, without the written consent of the Members, be less than 30 nor more than 90 calendar days after the notice has been given. A Member's share of the total Additional Capital Contribution shall be equal to the product obtained by multiplying the Member's Percentage and the total Additional Capital Contribution required. A Member's share shall be payable in cash, by certified check or wire transfer. No Additional Capital Contribution by any Member may be made or required to be made on an in-kind or any other non-cash basis unless consented to in writing by each of the Members. Upon payment of the Additional Capital Contributions, the Capital Contributions of each Member shall be adjusted.

     (ii) If a Member (the "Non-Contributing Member") fails to pay when due all or any portion of any Additional Capital Contribution called by the Management Committee (the amount not contributed being a "Failed Contribution"), and the other Member (the "Contributing Member") makes proper and timely payment of its portion of the Additional Capital Contribution, then the following adjustments shall be made:

     (1) the Adjusted Capital Contributions of the Non-Contributing Member shall automatically and without further act on the part of any party be adjusted by reducing the amount of the Non-Contributing Member's Adjusted Capital Contributions by 10% (the "Reduction Amount") of the amount of the Failed Contribution and increasing the amount of the Contributing Member's Adjusted Capital Contributions by the Reduction Amount; and

     (2) the Percentages of the Members shall be adjusted to stand in the ratio of their respective Adjusted Capital Contributions, and Schedule A shall be amended accordingly.

     (iii) If a Non-Contributing Member fails to pay when due all or any portion of any Additional Capital Contribution called for by the Management Committee, the Management Committee shall give notice (a "Non-Contribution Notice") within 15 days after the date such Additional Capital Contribution is due and payable to the Contributing Member, and the Contributing Member shall have the option (but not the obligation) to make an Additional Capital Contribution by reason of such default (a "Default Contribution") to the Company in an amount not in excess of the Failed Contribution. Any Default Contribution, if made, must be

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funded within 30 calendar days after  delivery of the  Non-Contribution  Notice, or, if the Management Committee shall fail to give the Non-Contribution Notice, within 45 calendar days after the date such Additional Capital Contribution is due and payable.

     (iv) Except as expressly stated herein, no Member shall be required to contribute any additional capital to the Company, and no Member shall have any personal liability for any debt, obligations, or liability of the Company. The rights provided in this Section 2.2(c) shall be the exclusive remedies available to the Company and any Contributing Member against any Non-Contributing Member for such Non-Contributing Member's failure to pay when due any Additional Capital Contribution called for by the Management Committee.

     (d) Progenics shall be required to make additional Capital Contributions to the Company of up to [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] to fund the Company's research and development programs as budgeted in the work plans (the "Work Plans") described in Section 2 of the Services Agreement, dated as of the date hereof, between Progenics, CYTOGEN and the Company (the "Services Agreement"), subject to the terms and conditions described below. The amounts so funded are referred to herein as the "Progenics R&D Capital Contributions." [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] The Progenics R&D Capital Contributions shall be provided and applied when and as needed (as determined in the reasonable discretion of the Management Committee) to fund the Company's research and development programs through and including the filing by the Company of an Investigational New Drug application with the U.S. Food and Drug Administration (the "FDA") with respect to a product under development by the Company (an "IND Filing"). Progenics shall not be obligated to fund through Progenics R&D Capital Contributions, and Progenics R&D Capital Contributions shall not be applied to fund (i) any clinical development or other activities of the Company with respect to a product beyond an IND Filing or (ii) any administrative or other non-research and development functions, activities or expenses. During the period ending with the discharge in full of Progenics' funding obligation under this Section 2.2(d), Progenics shall have the right to direct the application of the Progenics R&D Capital Contributions in accordance with the Work Plans. Notwithstanding the foregoing, if Progenics ceases to be a Member in the Company before Progenics has funded to the Company all amounts required pursuant to this Section 2.2(d), Progenics shall be relieved of its funding obligation with respect to such portion of the Progenics R&D Capital Contributions not theretofore funded.

     (e) [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] The parties intend that such reduction in Progenics' obligation to make Progenics R&D Capital Contributions shall reduce Progenics R&D Capital Contributions applied to fund development of a vaccine-based product. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     (f) Progenics shall be required to make additional Capital Contributions (the "Supplemental Capital Contributions") to the Company in the following amounts not later than five business days after the dates indicated:

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Amount         Date
------         ----

$500,000       The date of this Agreement;

$500,000 On the earlier to occur of (i) the date that is six months after the date of this Agreement or December 31, 1999;

$500,000 On the earlier to occur of (i) the date on which the Management Committee by written resolution identifies a lead compound for product development or (ii) December 31, 2000; and

$500,000 On the earlier to occur of (i) the date on which the FDA approves an Investigational New Drug application with respect to a Licensed Product(as defined in the PSMA/PSMP License Agreement) or (ii) December 31, 2001.

Notwithstanding the foregoing, Progenics shall have no obligation to make any Supplemental Capital Contribution if at the time any such capital contribution is due Progenics is not a member of the Company.

     (g) No Member shall be paid interest on its Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive any return of or on any Capital Contribution.

     2.3. Loans. The Management Committee may, in its sole discretion, authorize and cause the Company to borrow from any person (including a Member) on such terms and subject to such conditions as the Management Committee shall determine. No Member shall be required to lend funds to the Company or to guarantee or provide security or any other form of credit support with respect to any such borrowing.

     2.4. Budget. (a) The Management Committee shall promptly prepare a budget for the Company's activities covering such time period as the Management Committee shall deem appropriate. The Budget may include provisions for Additional Capital Contributions to made by the Members. The Management Committee shall meet to review and update the Budget on a semi-annual basis or as it may otherwise determine to be appropriate.

     (b) If at any time the Management Committee is unable to agree upon a proposed Budget or a proposed update to the Budget (a "Budget Dispute"), such disagreement will be resolved in accordance with the management deadlock provisions contained in Section 4.1(f) hereof (provided that if any portion of the Budget is not in dispute, the provisions of such undisputed portion shall be implemented to the extent practicable). If a Budget Dispute is submitted to arbitration, and the arbitrator determines that a Member (the "Uncooperative Member") acted in bad faith in unreasonably withholding approval of a proposed Budget, the Adjusted Capital Contributions of the Uncooperative Member and the other Member shall without further act on the part of any party be adjusted by reducing the amount of the Uncooperative Member's Adjusted Capital Contributions by the greater of (A) [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of the


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Uncooperative  Member's pro rata share of any  Additional  Capital  Contribution required by the  arbitrator  (if the  dispute  involved  an  Additional  Capital
Contribution) or (B) [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of the Uncooperative Member's Adjusted Capital Contributions, and increasing the amount of the other Member's Adjusted Capital Contributions by such amount.



                                  ARTICLE III
                        PROFITS, LOSSES AND DISTRIBUTIONS

     3.1. Allocation of Profits and Losses. (a) The Company's profits and losses (as determined for federal income tax purposes but as adjusted under the rules of Treasury Regulation Section 1.704-1(b)(2)(iv)) for each Fiscal Year shall be allocated to the Members (i) first, in such amounts as will adjust the Capital Account balances of each of the Members to be in the same proportion as the Members' respective Percentages and (ii) thereafter, in proportion to the Members respective Percentages.

     (b)  Notwithstanding  Section 3.1(a) hereof,  losses allocated  pursuant to
Section 3.1(a) to any Member for any Fiscal Year shall not exceed the maximum amount of loss that may be allocated to such Member without causing such Member to have an Adjusted Capital Account Deficit (as defined hereinafter) at the end of such Fiscal Year. Any loss in excess of the limitation in this Section 3.1(b) shall be specially allocated solely to the other Members to the maximum extent permitted by this Section 3.1(b). "Adjusted Capital Account Deficit" means a deficit Capital Account balance after that balance has been adjusted pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).

     (c)   Notwithstanding   Section  3.1(a)  hereof,   the  following   special
allocations  shall be made in the following  order prior to the  application  of
Section 3.1(a) hereof:

     (i) If there is a net decrease in Company minimum gain ("Minimum Gain") (as such decrease is determined as provided in Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)) during any Fiscal Year, certain items of income and gain, including gross income or gain, shall be allocated to the Members in the amounts and manner described in Treasury Regulations Section 1.704-2(f). This
Section 3.1(c)(i) is intended to comply with the minimum gain chargeback requirement relating to partnership non-recourse liabilities (as defined in Treasury Regulations Section 1.704-2(b) and shall be so interpreted

     (ii) If there is a net decrease in Minimum Gain attributable to partner non-recourse debt (determined pursuant to Treasury Regulations Section 1.704-2(i)) during any Fiscal Year, certain items of income and gain, including gross income or gain, shall be allocated as quickly as possible to those Members which had a share of the Minimum Gain attributable to the partner non-recourse debt (such share to be determined pursuant to Treasury Regulations Section


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1.704-1(i)(5))  in the amounts  and manner  described  in  Treasury  Regulations
Sections 1.704-2(i) and (j). This Section 3.1(c)(ii) is intended to comply with the minimum gain chargeback requirement relating to partner non-recourse debt set forth in Treasury Regulations Section 1.704-2(i)(4)) and shall be so interpreted.

     (iii) Deductions attributable to obligations with respect to which a Member bears the economic risk of loss within the meaning of Treasury Regulation
Section 1.704-2(b)(4) shall be allocated to the Member or Members that bear the economic risk of loss for such debt in accordance with the requirements of Treasury Regulation Section 1.704-2(i)(1). "Nonrecourse Deductions" (as such term is defined in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c)) of the Company shall be allocated to the Members in proportion to their Percentages.

     (iv) If one or more of the Members unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1
(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 3.1(c)(iv) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3.1 have been tentatively made as if this Section 3.1(c)(iv) were not in this Agreement. This provision is intended to qualify as a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

     (v) If one or more of the Members has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to contribute pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.1(c)(v) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3.1 have been made as if Section 3.1(c)(iv) hereof and this Section 3.1(c)(v) were not in the Agreement.

     (vi) The allocations set forth in Sections 3.1(b) and 3.1(c)(i)-(v) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other
Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.1(c)(vi). Therefore, the Management Committee shall make such offsetting special allocations of Company income, gain, loss and deduction in whatever manner they determine appropriate, so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 3.1(a). In exercising its discretion, the Management Committee shall take into account future Regulatory Allocations pursuant to Sections 3.1(c)(i) and (ii) hereof that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.1(c)(iii) hereof.

     (vii) If the Internal Revenue Service reallocates an item of income, deduction or loss to a Member or an affiliate ("Affiliate") pursuant to Section 482 of the Code or any similar rule or principle of law (a "Member Section 482 Allocation"), and the Company has a corresponding correlative item of deduction, loss or income (as determined under Section 1.482-1(g) of the Regulations (the "Company Correlative Item"), such Company Correlative Item shall be specially allocated to and reflected in the Capital Account of the Member that received (or whose Affiliate received) such Member Section 482 Allocation, and a corresponding deemed contribution or distribution shall likewise be credited or debited to the Capital Account of such Member.

     (viii) If the Internal Revenue Service reallocates an item of income, deduction or loss to the Company pursuant to Section 482 of the Code or any similar rule or principle of law (a "Company Section 482 Allocation"), and any Member has a corresponding correlative item of deduction, loss or income (as determined under Section 1.482-1(g) of the Regulations (the "Member Correlative Item")), such Company Section 482 Allocation shall be specially allocated to and reflected in the Capital Account of the Member that received (or whose Affiliate received) such Member Correlative Item, and a corresponding deemed contribution or distribution shall likewise be credited or debited to the Capital Account of such Member.

     (ix) If any Member is required to contribute an amount to the Company pursuant to the last sentence of Section 3.9 hereof, special allocations of gross items of income, gain, loss and deduction shall be made to the Members to ensure that after such contribution and all liquidating distributions to the Members, each of the Members' Capital Account balances will equal zero.

     3.2. Allocation-Rules. (a) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any method that is permissible under Section 706 of the Code and the Treasury Regulations thereunder.

     (b) The Members are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this
Article III in reporting their shares of Company income and loss for income tax purposes.

     3.3. Tax  Allocations:  Section 704(c) of the Code. (a) In accordance  with
Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company or which has been adjusted pursuant to Treasury Regulation

Section 1.704-1 (b)(2)(iv)(f) shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value reflected in the capital accounts initially or on adjustment, as the case may be.

     (b) Any elections or other  decisions  relating to  allocations  under this
Section 3.3 shall be made by the Management Committee in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

     3.4. Fiscal Year. The Fiscal Year of the Company for both tax and accounting purposes (the "Fiscal Year") shall be the calendar year.

     3.5. Partnership for Tax Purposes. The Members hereby agree that the Company shall be treated as a partnership for tax purposes under the United States federal, state and local income tax laws or other laws, and further agree not to take any position or to make any election, in a tax return or otherwise, inconsistent herewith,

     3.6. Tax Matters. (a) The tax matters partner ("Tax Matters Partner") for purposes of Section 623 of the Code shall be Progenics. Unless otherwise required by law, the Tax Matters Partner (i) shall not take any action pursuant to this Section 3.6 unless such action has been consented to by each Member and
(ii) shall perform all such duties and responsibilities as directed by each Member.

     (b) All elections by the Company for income and franchise tax purposes and all determinations regarding the book basis, depreciation or amortization of any Company assets, and all other matters relating to all tax returns (including amended returns), including the characterization and allocation of income and loss, filed by the Company, including tax audits and related matters and controversies, shall be made and conducted by the Tax Matters Partner at the expense of the Company, subject to the approval of each Member. The Tax Matters Partner shall, at the expense of the Company and subject to the approval of each Member, cause to be prepared and filed all tax returns (including amended returns) required to be filed by the Company; provided, however, that CYTOGEN shall have the opportunity to review any and all tax returns in advance of such filing. In the event of a dispute between the Members concerning the preparation and filing of the Company's tax returns, the Members hereby agree to submit the dispute to arbitration to one of the major nationally-recognized certified public accounting firms, whose decision on the matter shall be final and binding.

     (c) The Tax Matters Partner shall be responsible for all negotiations on behalf of the Company with the Internal Revenue Service or the Departments of the Treasury or Justice or any state or local tax authority with respect to the income tax treatment of Company items, and shall provide each Member with the opportunity, at the expense of the Company, to participate in any such negotiations. The Tax Matters Partner shall not bind any Member to a settlement agreement unless each Member has given its written consent to such agreement.

     3.7. Cash Flow Distributions. Cash flow distributions of the Company shall be made only after payment of all liabilities and expenses of the Company and establishment of reasonable reserves. Such distributions shall be made to the Members in accordance with their Percentages at such times and in such amounts as determined by the Management Committee in its sole, exclusive and complete discretion.

     3.8. Liquidating Distributions Upon Dissolution. Upon dissolution of the Company, the remaining assets shall be applied as follows:

     (a) First, to payment of the liabilities of the Company owing to third parties and then to Members, as creditors. After payment of any such known liabilities, the Management Committee shall set up such reasonable reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such reserves shall be held in a separate account for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the Management Committee may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in Section 3.8(b) hereof.

     (b) Second, to the Members in accordance with their Capital Account balances. If such distributions are insufficient to return to any Member the full amount of its Capital Account, such Member shall have no recourse against any other Member. If the Management Committee determines that the Company should distribute any of its assets in kind, such assets shall, except as set forth in the following sentence, be distributed on the basis of their fair market values, as determined by an appropriate appraisal procedure as set forth or approved by the Management Committee, and the Capital Accounts of the Members shall be adjusted prior to liquidating distributions being made to reflect how any resulting gain or loss would have been allocated under Section 3.1 hereof if such assets had been sold. In the event of a dispute over the proper valuation of the Company's in-kind assets, either Member shall have the right to submit such dispute to arbitration in accordance with Section 10.2 hereof. Each Member shall have the right to require the Company to make the distributions set forth in this Section 3.8(b) first with any in-kind assets contributed by such Member to the Company, but only to the extent such distributions do not exceed the amount to which such Member is entitled pursuant to this Section 3.8(b); provided, however, that any and all Intellectual Property transfers from a Member to the Company that were transferred without any value being reflected in the transferor's Capital Account shall be reconveyed to the transferor in addition to, and without diminishing, any other distributions to which the transferor shall be entitled. Upon the Company's dissolution, any and all rights to other Intellectual Property, developed or acquired by the Company prior to its dissolution (such Company developments and acquisitions collectively referred to as the "Company Inventions"), shall be co-owned by Progenics and CYTOGEN.

     3.9. Tax Distributions. To the extent that for any Fiscal Year the amount of net income and gains of the Company allocated to each Member exceeds the amount of losses of the Company allocated to that Member for that and prior Fiscal Years reduced by the amount of net income and gains of the Company allocated to the Members for prior Fiscal Years, the Management Committee shall use reasonable efforts to cause the Company to distribute to each Member, as an advance against the amounts thereafter distributable to it pursuant to Sections
3.7 and 3.8, no later than April 1 of the following year, an amount of cash equal to (a) the amount reasonably calculated by the Management Committee to equal the amount of the federal, state and local tax liability on that excess (based on the highest individual or corporate marginal federal income tax rate for that year and the percentage with respect to state and local income tax rates for that year that the Management Committee determines appropriate), less
(b) the aggregate amount of prior distributions by the Company to that Member for such Fiscal Year. No such distribution shall be made, however, to the extent that distributions are restricted under the terms of any note or agreement relating to borrowings by the Company or to the extent that the Management Committee determines that the cash is necessary for the operation of the business of the Company or for the establishment of reasonable reserves or if the Company would be rendered insolvent. The Management Committee shall, to the extent practical, make distributions under this Section 3.9 annually based on projections of income. If upon the liquidation of the Company the aggregate amount of distributions to any Member pursuant to this Section 3.9 exceeds the aggregate amount that would have been distributed to that Member pursuant to Sections 3.7 and 3.8 hereof (had there been no distributions pursuant to this Section 3.9), then that Member shall pay to the Company an amount equal to such excess, to be distributed to the other Member in accordance with Sections 3.7 and 3.8 hereof.

     3.10. Deficit Capital Account Restoration. Except as provided in the last sentence of Section 3.9 hereof, no Member shall have any obligation to make Additional Capital Contributions to the Company in order to restore any deficit Capital Account balance upon liquidation of the Company or liquidation of such Member's Interest in the Company.

     3.11. Other Distributions. Except as provided in this Agreement, no Member shall be entitled to receive any distribution from the Company without the consent of all other Members.



                                   ARTICLE IV
                                   MANAGEMENT

     4.1. Management Committee. (a) Except as otherwise reserved to the Members pursuant to this Agreement, the overall management and control of the Company shall be exercised by the Members through a committee (the "Management Committee"). Except as determined by the Management Committee pursuant to this
Article IV or otherwise pursuant to this Agreement, no Member shall have any right or authority to take any action on behalf of the Company with respect to third parties.

     (b) The Management Committee shall consist of four individuals (each, a "Representative") or such other number of individuals as the Management

Committee may, from time to time determine. Of the initial members of the Management Committee, two shall be appointed by Progenics and two shall be appointed by CYTOGEN. The initial Representatives of the Management Committee are:

                  Progenics:                [CONFIDENTIAL TREATMENT HAS BEEN
                                            REQUESTED]



                  CYTOGEN:                  [CONFIDENTIAL TREATMENT HAS BEEN
                                            REQUESTED]



Each Representative shall hold office until death, resignation or removal at the pleasure of the Member which appointed such Representative. If a vacancy occurs on the Management Committee, the Member which appointed the vacating Representative shall appoint such Representative's successor.

     (c) Meetings of the Management Committee shall be held on two Business Days (as defined herein) written notice (which may be waived and shall be deemed to be waived by attendance at the meeting, unless an individual objects, prior to or at the beginning of the meeting, to holding the meeting or transacting business at the meeting). Attendance may be in person or by conference telephone. Notwithstanding the number of Representatives on the Management Committee, each Member's Representatives shall be required to vote as a block ("Voting Block") on behalf of such Member. The Voting Block of a Member's Representatives as of any given date shall equal such Member's Percentage as of such date. The Voting Blocks shall be automatically adjusted upon any change in Percentage of any appointing Member. Except as set forth in the next sentence, the Management Committee shall act by vote of the Representative(s) whose Voting Block constitutes more than [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of the aggregate Voting Blocks of all Representatives, at a meeting of the Management Committee duly called and held.

     (i) All Major Decisions (as defined hereinafter) shall be made by a vote of the Representative(s) whose Voting Block constitutes more than [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of the aggregate Voting Blocks of all Representatives (a "Supermajority Vote"). A "Major Decision" means decisions concerning the merger or consolidation of the Company or the sale of all or substantially all of the Company's assets.

     (ii) The vote of each Member shall be cast by such Member's Managing Representative (as defined hereinafter). The Management Committee may also act by unanimous written consent of the Representatives. The Representatives shall not be compensated for their services as such, but shall be entitled to indemnification by the Company in accordance with Section 4.3 hereof. Any Deadlock (as defined hereinafter) of the Management Committee shall be resolved pursuant to Section 4.1(f) hereof.

     (d) Any Representative on the Management Committee (or alternatively the Member who appointed such Representative) may appoint another Representative on the Management Committee to act for him or her, and the Management Committee may delegate in writing, to any of the Representatives or to any Member or to any other agent such authority to act on its behalf or on behalf of the Company as it shall deem appropriate.

     (e) Subject to the other provisions of this Agreement and the requirements of applicable law, the Management Committee shall have the full, complete and exclusive power and discretion to take all action that it considers necessary or desirable in connection with the management of the Company, and may exercise, on behalf of the Company, all of the powers of a limited liability company under the Act including, without limitation, the following powers:

     (i) to enter into contracts or agreements of any kind, including selling, leasing, conveying, licensing, exchanging or otherwise transferring or disposing of any Company property or assets, as well as contracts of guaranty and suretyship with any person including with any Member, Representative or affiliate of either of them without the vote of the Members;

     (ii)  to  determine  the   strategies   and  methods  for   developing  and
commercializing products and for exploiting the intellectual property rights of the Company;

     (iii) to establish and maintain, or cause to be maintained, the Capital Accounts of the Members and the books and records of the Company as required by law and by this Agreement;

     (iv) to appoint such Officers (as defined hereinafter) of the Company as the Management Committee determines desirable, and such Officers of the Company:

          (1) need not be members or Representatives;

          (2) shall have the powers and duties delegated to them by the Management Committee; and

          (3) shall serve at the pleasure of the Management Committee;.

     (v) to employ and dismiss attorneys, accountants, independent auditors, custodians, brokers and such other advisers or agents in connection with any matter relating to the business of the Company (including, without limitation, the Representatives on the Management Committee or persons or firms affiliated with them) and to make payment for such services and other expenses out of the funds of the Company;

     (vi) to open, maintain and close bank accounts for the Company;

     (vii) to sign checks of the Company;

     (viii) to admit additional members to the Company;

     (ix) to call meetings of the Members of the Company;

     (x) to declare and make distributions;

     (xi) to permit, require or prohibit withdrawals of capital from and Capital Contributions to the Company;

     (xii) to hold part of the assets of the Company in cash without liability for interest or the payment of expenses or the making of distributions therewith;

     (xiii) to determine the  accounting  period or accounting  periods to which
any  income,  gain,  obligation,  loss,  liability,   deduction  or  expense  is
attributable;

     (xiv) to prepare, execute and file tax returns or information returns for the Company and to make tax elections as they deem appropriate, subject to the provisions of Section 3.6 hereof;

     (xv) to incur indebtedness for any purpose;

     (xvi)  to  make  loans,   including  loans  to  Members,   and  to  provide
indemnification or guarantee the indebtedness and obligations of others, including Members;

     (xvii) to settle, compromise, assign, pledge, transfer, release, submit to arbitration, or stipulate to judgment, or consent to do the same, any claim, suit, demand or judgment against the Company;

     (xviii) to delegate authority to subcommittees, Members, Representatives, Officers or other parties to take actions on behalf of the Company consistent with the terms of this Agreement and to execute documents on behalf of the Company in connection therewith; and

     (xix) to bring, threaten to bring or prosecute, on behalf of the Company, any claim in a judicial proceeding or arbitration forum.

     (f) If, at any time the vote of the Representatives required to approve action with respect to a particular matter has not been obtained after comprehensive discussion between the Representatives, and such failure to obtain the requisite vote impedes in any material respect the Company's ability to continue its business (the "Deadlock"), the Deadlock shall first be submitted (the "Submission") by the Management Committee (but if the Management Committee cannot agree on the form or substance of the Submission, the Submission may be made by any Representative) to the Chief Executive Officer of Progenics and the

Chief Executive Officer of CYTOGEN for review and discussion. Such persons shall meet as soon as possible after the Submission is given, and in any event within ten calendar days, and endeavor in good faith to resolve the matter. If these officers do not, within ten calendar days after they first meet, or within 20 calendar days after the Submission is given, mutually resolve the Deadlock or agree on a method of resolving the Deadlock, either Member may, within the 30 calendar day period following such 20 calendar days after delivery of the Submission, by written notice given to the other Member within such 30 day period, cause the Deadlock to be submitted to arbitration pursuant to Section
10.2 hereof.

     (g) (i) If submission of a Deadlock to the procedures described in Section 4.1(f) does not, within the time periods specified in Section 4.1(f) hereof, result in resolution of the Deadlock, submission of the Deadlock to arbitration or agreement by the Members on an alternative dispute resolution procedure, either party may elect to exercise the buy/sell right contained in this Section 4.1(g) (the "Buy/Sell Right"). The Member electing to exercise the Buy/Sell
Right (the "Offeror") shall furnish in writing to the other Member (the "Offeree") the Offeror's irrevocable, unconditional (except as provided herein) and binding offer (such notice being referred to herein as the "Exercise Notice") to purchase the Offeree's Interest or to sell the Offeror's Interest for a cash purchase price determined in accordance with Section 4.1(g)(ii) hereof (the "Purchase Price"). The Exercise Notice shall set forth an amount expressed in dollars and without contingencies (the "Valuation"), which amount shall be used to calculate, in accordance with Section 4.1(g)(ii) hereof, the Purchase Price. The Valuation is intended to represent the amount that would be payable for 100% of the Interests of the Company. Within 15 calendar days after the Exercise Notice is given, the Offeree may give notice to the Offeror of its irrevocable, unconditional (except as provided herein) and binding election either:

     (1) to purchase the entire Interest of the Offeror for an amount in cash equal to the Purchase Price; or

     (2) to sell its entire Interest to the Offeror for an amount in cash equal to the Purchase Price.

Failure of the Offeree to give notice of its decision within such applicable time period shall constitute a conclusive election by the Offeree to sell its entire Interest pursuant to this Section 4.1(g)(i).

     (ii) The Purchase Price shall be equal to the seller's Percentage multiplied by the Valuation.

     (iii) Subject to the provisions of Section 4.1(g)(iv) hereof, a transfer of Interests pursuant to this Section 4.1(g) shall take place at a closing to be held on a day other than Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized by law to be closed for business ("Business Day"). Such date shall be selected by and set forth in a notice by the Offeror given promptly after the Offeree gives notice of its election under Section 4.1(g)(i) hereof, which date shall be at least ten days but prior to 20 days after the Offeree gives notice of its election under
Section 4.1(g)(i), at such location in New York, New York as the Offeror selects or as otherwise agreed to by the parties. In such notice, the purchasing Member shall additionally specify whether the purchase will be by the Member, the Company, a combination of the Company and the Member, and/or the designee(s) of the Company and/or the designee(s) of the Member (the "Purchaser"). At the closing, the Purchase Price specified above shall be paid by the Purchaser by wire transfer of immediately available federal funds to an account designated by the selling Member. The terms of the purchase and sale shall be unconditional, except that the selling Member shall represent and warrant to the Purchaser that its Interest in the Company is not subject to any legal or equitable claims (other than legal or equitable claims to such Interest, if any, of the Purchaser pursuant to this Agreement) and shall deliver at the closing an instrument confirming such representation and warranty. In addition, the Purchaser shall represent and warrant to the selling Member that it has the full right, power and authority to effectuate the purchase and upon demand shall deliver at the closing an instrument confirming such representation and warranty. Upon the sale of a Member's Interest in the Company pursuant to this Section 4.1(g), the selling Member's appointed Representatives shall be deemed to have automatically resigned from the Management Committee.

     (iv) The closing date set forth in Section 4.1(g)(iii) hereof shall be postponed if any required regulatory filings have not been made or any required consents or approvals (regulatory or otherwise) have not been received by such closing date, but only until such filings have been made or such consents have been received and, if applicable, until the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Members hereby agree to use their reasonable best efforts and to cooperate with each other to effect any such required regulatory filings, including but not limited to, a filing under the HSR Act, if applicable, and to obtain any such required consents or approvals, in order to close a transfer of Interests pursuant to this Section 4.1(g).

     (v) The consummation of any purchase or sale of Interests  pursuant to this
Section 4.1(g) shall be subject to the satisfaction of the provisions of Section
6.2 hereof.

     (h) Each of Progenics and CYTOGEN shall appoint one managing Representative (the "Managing Representative") from the Representatives. Every contract, agreement, certificate, document or other instrument executed by both Managing Representatives shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that, at the time of the delivery thereof, (1) the Company was in existence, (2) this Agreement had not been terminated or canceled or amended in any manner so as to restrict such authority (except as shown in any instrument duly filed under the Act) and (3) the execution and delivery thereof was duly authorized by the Management Committee. Any person dealing with the Company or the Management Committee may, until and unless subsequently notified by both Managing Representatives, rely on a certificate signed by both Managing Representatives hereunder:

     (i) as to who are the Representatives and Managing Representatives hereunder;

     (ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Management Committee or are in any other manner germane to the affairs of the Company;

     (iii) as to who is authorized to execute and deliver any instrument, contract, agreement, certificate or document for the Company;

     (iv) as to the authenticity of any copy of this Agreement and amendments thereto; or

     (v) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company.

     (i) The Management Committee shall establish an Intellectual Property subcommittee, composed of such members of the Management Committee, or such other persons, as the Management Committee may determine and with such authority as may be delegated thereto. The Intellectual Property Committee shall have responsibility for establishing and implementing, in consultation with counsel, the Company's strategies for creating and/or maintaining its patent estate.

     4.2. Meetings of Members. The Members shall meet on such periodic basis as the Management Committee may determine. Special meetings of the Members, for any purpose or purposes, may be called by the Management Committee or by any Member of the Company. All meetings shall be held at the Company's principal place of business or at any other place designated by the Management Committee, and, unless otherwise prohibited by law, may be conducted by means of conference telephone or similar communication equipment, in the discretion of the Management Committee. Not less than two Business Days before each meeting, the Management Committee shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date, hour and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice shall be deemed to have waived notice if such Member attends the meeting, unless such Member objects, prior to or at the beginning of the meeting, to holding the meeting or transacting business at the meeting. At any such meeting of Members, the presence in person or by proxy of the Members holding an aggregate of a majority in Interests constitutes a quorum. A member may vote either in person or by written proxy signed by or on behalf of the Member or by or on behalf of the Member's duly authorized attorney-in-fact.

In lieu of holding a meeting, the Members may vote or otherwise take action by the unanimous written consent of the Members.

     4.3. Liability and Indemnification. (a) Except as otherwise provided by law, none of the Representatives, any Officer or any Member designated by the Management Committee to act on its behalf (or any officer, director, employee or affiliate of any such Member), in each case acting in such capacity, shall be liable, responsible or accountable in any way for damages or otherwise to the Company or to any of the Members for (a) any act or failure to act pursuant to this Agreement or otherwise if (i) such person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the interests of the Company, (ii) the conduct of such person did not constitute gross negligence, fraud, bad faith, intentional misconduct or a knowing violation of law and (iii) such person did not gain a financial benefit to which he or she was not legally entitled, or (b) any losses due to the negligence or unauthorized acts of advisers, consultants or other agents of the Company.

     (b) The Company shall indemnify, defend and hold harmless each Representative, each Officer and any Member designated to act on behalf of the Management Committee (and any officer, director, employee and affiliate of any such Member), in each case acting in such capacity (an "Indemnified Person"), from and against any claims, losses, liabilities, damages, fines, penalties, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and other professionals) arising out of or in connection with any act or failure to act by an Indemnified Person pursuant to this Agreement, or the business and affairs of the Company; provided, however, that an Indemnified Person shall not be entitled to indemnification hereunder if it is judicially determined that (a) such Indemnified Person's actions or omissions to act were (i) made in bad faith, (ii) constituted gross negligence, fraud, intentional misconduct or a knowing violation of law, or (iii) were the result of active and deliberate dishonesty, or (b) such Indemnified Person personally gained a financial benefit to which Indemnified Person was not legally entitled.

     4.4. Duties, Right to Conduct Other Business. (a) To the extent that, at law or in equity, a Member (or any officer, director or employee of such Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, (i) the Member (or any officer, director or employee of any Member) acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement, and (ii) such Member's duties and liabilities (or the duties and liabilities of any officer, director or employee of any Member) may be expanded or restricted by the provisions of this Agreement.

     (b) For so long as Progenics and CYTOGEN are Members of the Company and for a period of three years thereafter (unless the Company liquidates pursuant to Article VII hereof), neither Progenics nor CYTOGEN will engage, either directly or indirectly, in the research, development, manufacturing, marketing or commercialization of products in the Field except for the benefit of the LLC. Notwithstanding the foregoing, this Agreement shall not preclude or limit, in any respect, the rights of Progenics and CYTOGEN to engage in activities outside of the Field, whether or not such activities are competitive with activities of the Company, and neither Progenics nor CYTOGEN shall have any obligation to offer such business activities to the Company.

     (c) For so long as Progenics and CYTOGEN are Members of the Company and for a period of three years thereafter (unless the Company liquidates pursuant to Article VII hereof), neither Progenics nor CYTOGEN shall solicit or induce any person who is employed by or who is a consultant to or is otherwise affiliated with the Company to terminate his or her employment, consultancy or affiliation with the Company. In addition, for so long as Progenics and CYTOGEN are Members of the Company and for a period of three years thereafter, neither Progenics nor CYTOGEN shall solicit or induce any person who is employed by or who is a consultant to or otherwise affiliated with the other Member to terminate his or her employment, consultancy or affiliation with the other Member.

     4.5. Scientific Advisory Board. The Management Committee shall be authorized to establish a Scientific Advisory Board (the "SAB"). The SAB shall be composed of such scientific or other personnel as the Management Committee deems advisable and may include as members employees and consultants of the Company as well as persons otherwise unaffiliated with the Company. The SAB shall meet at such places and at such times as shall be determined as advisable. The Management Committee may authorize compensation for members of the SAB in such amounts and under such terms as the Management Committee may determine.

     4.6. Research Grants. Neither Progenics nor CYTOGEN shall, so long as such person is a member of the Company, apply to any funding source for a Research Grant in the Field unless such application is made for the benefit of the Company.

                                   ARTICLE V
                                    OFFICERS

     5.1. Designation, Authority and Compensation of Officers. The Management Committee may delegate such of its authority as it deems advisable from time to time to officers of the Company, including, without limitation, a president, one or more vice-presidents and/or a secretary/treasurer (an "Officer"). The title, extent of authority, term of office and compensation of any Officer shall be determined by the Management Committee in its sole discretion.

     5.2. Tenure of Officers. The Officers of the Company shall hold office until their successors are chosen and qualify, unless a different term is specified by the Management Committee in appointing the Officer, or until the Officer's earlier death, resignation or removal. Any Officer chosen by the Management Committee may be removed at any time by the Management Committee, in its sole discretion, and any vacancy occurring in any office may be filled by the Management Committee, in its sole discretion. Any Officer may resign by delivering his or her written resignation to the Company at its principal place of business. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                                   ARTICLE VI
          TRANSFER OF INTERESTS, WITHDRAWAL AND TERMINATION OF MEMBERS

     6.1. Transfer or Withdrawal Prohibited; Change of Control of a Member. (a) Except as expressly provided herein, no Member may withdraw from the Company or sell, assign, transfer, pledge, hypothecate, mortgage or create a security interest, directly or indirectly ("Transfer"), in all or any portion of its

Interest without the prior written consent of the Management Committee, which consent may be withheld in the sole and absolute discretion of the Management Committee. Any purported withdrawal or Transfer of an Interest by a Member without the requisite consent in writing shall be null and void, and the Company shall be entitled to damages as a result of, and/or injunctive relief with respect to, any attempts to withdraw or Transfer.

     (b) In the event that the Management Committee consents to a Transfer of a Member's Interest, such consent shall, unless expressly stated otherwise, be deemed a consent only to the assignment of such Member's economic interest in profits, losses and distributions and shall not be deemed a consent to the admission of such assignee as a member of the Company as a substitute for the assignor, and such assignee shall not have any of the rights of a member of the Company, including, without limitation, voting rights, unless otherwise stated in writing by the Management Committee. Except to the extent that the Management Committee has consented to the admission of the assignee as a member in the Company and/or consented to the exercise of voting rights by the assignee, the assigning Member shall retain all voting rights in connection with the transferred Interest.

     (c) In the event that at any time there occurs a Change of Control (as hereinafter defined) of a Member, such Member's Interest shall automatically convert into an economic interest only in the profits, losses and distributions of the Company, and such Member shall not have any other rights of a member of the Company, including, without limitation, voting and marketing rights. For purposes hereof, a "Change in Control" shall be deemed to have occurred: (i) on the sale or other disposition of all or substantially all of the Member's assets to any entity, person or related group of persons; (ii) when there shall be consummated any consolidation, merger, reorganization or similar corporate transaction (a "Corporate Transaction") of the Member (A) in which the Member is not the continuing or surviving entity (other than a consolidation or merger with a wholly owned subsidiary of the Member in which all shares of common stock of such Member outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the common stock of such Member would be converted into cash, securities or other property, in each case, other than a Corporate Transaction that is a Qualifying Corporate Transaction (as defined below); (iii) when any person, or any persons acting together which would constitute a "group" for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Member entitled to vote generally in the election of directors of the Member (unless the "acquisition" is deemed to have occurred indirectly solely as a result of the completion of a Corporate Transaction that is not a Change in Control pursuant to clause (ii) above); (iv) when at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Member (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Member was approved by a vote of 75% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of

Directors of the Member then in office; or (v) when the Member is liquidated or dissolved or adopts a plan of liquidation or dissolution. A "Qualifying
Corporate Transaction" shall be any Corporate Transaction in which the holders of common stock of the Member immediately prior to such Corporate Transaction have, directly or indirectly, at least (i) a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving entity immediately after such Corporate Transaction in substantially the same proportion as their ownership of common stock before such transaction or (ii) 25% of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving entity immediately after such Corporate Transaction in substantially the same proportion as their ownership of common stock before such transaction and, in the case of this clause (ii), the other Member has given a CIC Approval. A "CIC Approval" shall be given by the other Member if such Member cannot conclude in good faith and in its reasonable judgment after discussions with the parties to the Corporate Transaction that such Corporate Transaction and any resulting change in management or leadership is reasonably likely to disrupt or delay the commercialization of products by the LLC, or fundamentally alter the approach, philosophy or vision of the LLC, giving due regard to the importance of good-faith cooperation and collaboration and single-mindedness of purpose between CYTOGEN and Progenics which has formed the basis for the collaboration initially contemplated by the parties hereto. A CIC Approval may not be unreasonably withheld, and failure of the other Member to give a CIC Approval may be contested in arbitration pursuant to Article 10 hereof. Notwithstanding the foregoing, a Change of Control shall not include any transaction the purpose of which is to reorganize the Member's corporate structure, reincorporate the Member in another jurisdiction or undertake any other action which does not have the purpose or effect of materially affecting the ownership and/or control of the Member at the time of such transaction.


     6.2. Regulatory Matters. Anything in this Article VI or elsewhere in this Agreement to the contrary notwithstanding, no assignment, transfer, encumbrance or other disposition of all or any part of any Member's Interest shall be made or shall be effective unless (a) prior to the consummation thereof, all assignees and transferees with respect thereto shall have made to the Company in writing all of the representations required by the Management Committee, to ensure compliance with applicable securities and other laws and (b) if required by the Management Committee, the Company is provided with an opinion of its legal counsel, or other legal counsel satisfactory to the Company's counsel, stating that (i) such assignment, transfer, encumbrances or other disposition is exempt from the Securities Act of 1933, as amended, and is permissible under all other applicable federal and state securities laws without registration or qualification of any security or any person and (ii) the transaction is not prohibited under, and does not conflict with, such other federal or state laws as the Management Committee may specify.

     6.3. Default; Buyout/Liquidation Option. (a) A Member shall be in default ("Defaulting Member") under this Agreement upon the occurrence of any of the following events ("Default"):

     (i) the Bankruptcy (as defined hereinafter) or dissolution of the Member (the Bankruptcy or dissolution of the Member shall hereinafter be referred to as the "Dissolution"), in which event such Member shall immediately notify the other Member ("Other Member") and the Company in writing of the occurrence of such Dissolution.

As used herein, the term "Bankruptcy" shall mean:

     (1) A Member files a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief for itself under the present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Member of all or any substantial part of its properties or its Interest (the term "acquiesce" as used in this definition includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree);

     (2) A court of competent jurisdiction enters an order, judgment or decree approving a petition filed against any Member seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Member shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 calendar days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Member or of all or any substantial part of its properties or its Interest shall be appointed without the consent or acquiescence of such Member, and such appointment shall remain unvacated and unstayed for an aggregate of 60 calendar days (whether or not consecutive);

     (3) A Member admits in writing its inability to pay its debts as they mature; or

     (4) A Member makes an assignment for the benefit of creditors or takes other similar action for the protection or benefit of creditors.

     (ii) the Member has breached in any material respect this Agreement, the PSMA/PSMP License Agreement or the Services Agreement, which breach has not been cured within 60 calendar days after the Management Committee or non-breaching Member has given a written notice to the breaching Member stating that a breach has occurred and identifying in reasonable detail the relevant facts with respect to such breach.

     (iii) on two occasions, an arbitrator determines that a Member has acted in bad faith in refusing to approve a Budget pursuant to Section 2.4(b).

     (iv) so long as Progenics and CYTOGEN are the only Members of the Company, the Member's Percentage falls below [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] ("Nonconforming Percentage"), in which event (provided that at such time as any Member's Percentage shall be reduced to zero, such Member shall cease to be a member in the Company) the Management Committee shall immediately notify all Members in writing of the Nonconforming Percentage. Subsequently, any further reduction in such Member's Percentage shall constitute a separate Default again giving rise to the options under Section 6.3(b) hereof.

The Management  Committee  shall promptly (but in any event within five Business
Days) give notice (a "Default  Notice") to the Members of any Default under this
Section 6.3(a) of which it becomes aware. The Other Member shall be entitled to give the Default Notice to the Defaulting Member on behalf of the Management Committee. In any event, failure to provide notice to the Defaulting Member does not constitute a waiver of the default.

     (b) Upon the occurrence of a Default and the giving of the Default Notice, in each case as described in Section 6.3(a) hereof, (i) all marketing rights held by the Defaulting Party under Article IX hereof, and all rights of Progenics (if Progenics is the Defaulting Party) under Section 2.2(d) hereof to direct the application of the Progenics R&D Capital Contributions and to conduct the research and development program contemplated by the Services Agreement, shall terminate and (ii) an option to purchase all but not less than all of the Interest of the Defaulting Member shall arise immediately in favor of the Company and/or the Other Member. The determination as to whether the Company will exercise the purchase option shall be made by the Other Member. If the purchase option is not exercised within 45 calendar days from the giving of the Default Notice, the Other Member may, but shall not be required to, within 90 calendar days from the giving of the Default Notice, cause the Company to be dissolved and liquidated pursuant to Article VII hereof.

     (c) The purchase option arising under Section 6.3(b) hereof may be exercised only by giving a written notice to the Defaulting Member of the election to exercise such purchase option within the 45 calendar day time period specified in Section 6.3(b) hereof (the "Exercise Notice").

     (d) If the Company and/or the Other Member exercises the purchase option arising under Section 6.3(b) hereof, the purchase price determination of the Defaulting Member's Interest shall first be submitted by the Management
Committee to the Chief Executive Officer of each Member for review and discussion. Such persons shall meet as soon as possible after the Exercise Notice is given, and in any event within ten calendar days, and endeavor in good faith to determine the purchase price. If these officers do not, within ten calendar days after they first meet, or within 20 calendar days after the Exercise Notice is given, mutually agree upon a purchase price for the Defaulting Member's Interest, either Member may, within the 30 calendar day period following such 20 calendar days after delivery of the Exercise Notice, by written notice given to the other Member within such 30 day period, cause the purchase price determination of the Defaulting Member's Interest to be submitted to arbitration pursuant to Section 10.2 hereof. In the event such dispute is submitted to arbitration, the purchase price for the Defaulting Member's Interest shall be calculated by the arbitrator by multiplying the total entity value of the Company (as determined by the arbitrator) by the Defaulting Member's Percentage. In the event the Company and/or the Other Member exercises the purchase option, the Company and/or the Other Member and the Defaulting Member shall be obligated to consummate the purchase at the purchase price determined in the manner described above.

     (e) (i) Subject to the provisions of Section 6.3(e)(ii) hereof, a transfer of Interests pursuant to this Section 6.3 shall take place at a closing to be held on a Business Day at least ten calendar days but prior to 20 calendar days after the determination of the purchase price of the Defaulting Member's Interest pursuant to Section 6.3(d) hereof, which date shall be determined by mutual agreement of the Members, or if no agreement can be reached, on a date unilaterally set by the Company and/or the Other Member, at such location in New York, New York as the Company and/or the Other Member selects or as otherwise agreed to by the parties. In the Exercise Notice, the Company and/or the Other Member shall additionally specify whether the purchase will be by the Other Member, the Company, a combination of the Company and the Other Member, and/or the designee(s) of the Company and/or the designee(s) of the Other Member (the "Purchasing Party(ies)"). At the closing, the purchase price specified above shall be paid by the Purchasing Party(ies) by wire transfer of immediately available federal funds to an account designated by the Defaulting Member. The term of the purchase and sale shall be unconditional, except that the Defaulting Member shall be deemed to represent and warrant to the Purchasing Party(ies) that its Interest is subject to no legal or equitable claims (other than legal or equitable claims to such Interest, if any, of the Purchasing Party(ies) pursuant to this Agreement) and shall deliver at the closing an instrument confirming such representation and warranty. In addition, the Purchasing Party(ies) shall represent and warrant to the Defaulting Member that it has the full right, power and authority to effectuate the purchase and upon demand shall deliver at the closing an instrument confirming such representation and warranty. Upon the sale of a Member's Interest pursuant to this Section 6.3, the Member's appointed Representatives shall be deemed to have automatically resigned from the Management Committee.

     (ii) The closing date set forth in Section 6.3(e)(i) hereof shall be postponed if any required regulatory filings have not been made or any required consents or approvals (regulatory or otherwise) have not been received by such closing date, but only until such filings have been made or such consents have been received and, if applicable, until the expiration or earlier termination of the applicable waiting period under the HSR Act. The Members hereby agree to use their reasonable best efforts and to cooperate with each other to effect any such required regulatory filings, including but not limited to, a filing under the HSR Act, if applicable, and to obtain any such required consents or approvals, in order to close a transfer of Interests pursuant to this Section 6.3.

     (f) The consummation of any purchase or sale of Interests  pursuant to this
Section 6.3 shall be subject to the  satisfaction  of the  provisions of Section
6.2 hereof.

     (g) A Defaulting Member shall be liable to the Company and the Other Member for all damages arising out of a Default and any other amounts the Defaulting Member owes to the Company or Other Member pursuant to this Agreement or any other agreement, and any such amounts may be offset against any other payments otherwise due from the Purchasing Party(ies) to the Defaulting Member hereunder. Exercise or failure to exercise any of the options pursuant to this Section 6.3 shall not relieve the Defaulting Member of the liabilities arising out of the Default.

                                  ARTICLE VII
             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

     7.1. Events of Dissolution. The Company shall be dissolved and liquidated upon the first to occur of the following events:

     (a) Upon the unanimous written consent of the Management Committee.

     (b) Upon the termination of the Company's business as a result of the sale by the Company of all or substantially all of its business and assets.

     (c) Upon the Other Member's exercise of its right to dissolve and liquidate the Company under Section 6.3 hereof.

     7.2. Procedure for Winding Up and Dissolution. If the Company is dissolved, the Management Committee shall wind up its affairs pursuant to the appropriate provisions of the Act. On winding up of the Company, the assets of the Company shall be distributed in accordance with Section 3.8 hereof.

     7.3. Termination of Company. Upon the completion of the liquidation of' the Company and the distribution of all Company assets, the Company's affairs shall terminate and the Management Committee shall execute and file a certificate of cancellation of the Company's Certificate, as well as any and all other documents required to effect the termination of the Company under the Act.

     7.4. License Grants on Dissolution. Upon dissolution of the Company, each Member (in each case, the "Grantee Member") shall be granted, at its request, by the other Member (the "Grantor Member") a non-exclusive license, with the right to sublicense, for use in the Field to any Intellectual Property rights in which the Grantor Member has a licensable right ("Grantor Rights") to the extent that the development and commercialization of any product or service that includes or embodies a Company Invention (including developing, making, having made, distributing, using, offering for sale, selling, having sold, importing and exporting such products and services) would in the absence of such non-exclusive license, infringe or conflict with such Grantor Rights. Royalties in respect of such non-exclusive license shall be payable at cost (calculated as described in Section 5 of the PSMA/PSMP License Agreement, and including any milestone or other payments required to be paid to any licensor of the Grantor Member resulting from the development or commercialization activities of the Grantee Member relating to Company Inventions). Such non-exclusive licenses shall contain such other commercially reasonable, fair market value terms as the parties shall in good faith agree.

                                  ARTICLE VIII
                  BOOKS, RECORDS, ACCOUNTING AND TAX ELECTIONS

     8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Management Committee shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts and the persons who will have authority with respect to the accounts and the funds therein.

     8.2. Fiscal Year. Pursuant to Section 3.4 hereof, the Fiscal Year of the Company for both accounting and tax purposes shall be the calendar year.

     8.3. Method of Accounting. The Company's books (for accounting purposes) shall be maintained in accordance with generally accepted accounting principles. The determinations of the Management Committee or the Tax Matters Partner, as the case may be, with respect to the treatment of any item or its allocation for federal, state or local income tax purposes shall be binding upon all Members so long as that determination is not inconsistent with any express provision of this Agreement, provided that any determinations made by the Tax Matters Partner are subject to the approval of CYTOGEN.

     8.4. Books and Records. The books and records of the Company shall be maintained at the Company's expense under the supervision of the Management Committee at such office as the Management Committee shall approve, and may be examined and copied there by any Member or its duly authorized representatives at reasonable times and upon reasonable notice. The Company shall furnish to each Member, no later than 30 calendar days after the end of each of the first three fiscal quarters, quarterly and year-to-date statements of income and a balance sheet as of the end of that quarter. The Company shall furnish to each Member, no later than 45 calendar days after the end of each Fiscal Year, financial statements of the Company with respect to that year prepared by the Company's accountant and audited by the accounting firm selected by the Management Committee. The Company will seek to engage the services of an independent auditing firm as its independent auditor upon terms satisfactory to the Company. The financial statements shall include a balance sheet of the Company as of the end of the Fiscal Year, a statement of operations, a statement of Members' Interests and a statement of changes in cash flow of the Company for the year. The Company shall also furnish to each Member copies of any additional financial reports delivered by the Company to its lenders and copies of all financial reports.

     8.5. Tax Information. Not later than the date of delivery of the annual financial statements pursuant to Section 8.4 hereof, the Management Committee shall cause the Company's accountants to furnish to each Member any information required by that Member to complete any income tax return that it is required to file with respect to the year to which such financial statements relate. The Company shall also furnish tax information to the Members on an interim basis to the extent the Management Committee determines appropriate.

                                   ARTICLE IX
                                MARKETING RIGHTS

     9.1. Grant of North American Marketing Rights. Subject to the terms and conditions described herein, the LLC hereby grants to CYTOGEN exclusive marketing rights with respect to Licensed Products sold in the United States and Canada (the "North American Territory"). The exercise of such rights by CYTOGEN is conditioned on CYTOGEN's capability to perform the marketing, detailing, distribution and other promotional and selling activities (hereinafter,
"marketing activities") required to be performed hereunder and under the Marketing Agreement (as hereinafter defined). Such determination shall take into consideration CYTOGEN's ability to perform the necessary sales and marketing functions based upon an assessment of its existing sales, marketing and distribution capabilities compared to those of other companies promoting similar products to similar market segments, as well as such other factors as may be reasonably relevant.

     9.2. Diligence Obligations. CYTOGEN shall use diligent efforts to market Licensed Products in the North American Territory ("Diligent Efforts"). For purposes of the foregoing, "Diligent Efforts" shall mean carrying out such obligation in a sustained manner consistent with the efforts a party would devote to a product of similar market potential, profit potential or strategic value resulting from its own research efforts to which such party has exclusive rights based on conditions then prevailing. Diligent Efforts requires: (i) developing a strategic plan for product launch and subsequent market penetration with defined objectives; (ii) establishing systems and protocols reasonably designed to achieve such objectives; (iii) allocating appropriate resources to support such systems and protocol; (iv) promptly assigning responsibility for executing all phases of the Marketing Plan to specific employees who are held accountable for discharging their assigned responsibilities; and (v) monitoring on an ongoing basis the execution of the Marketing Plan and its success and making such changes as are warranted by market and/or operational conditions. CYTOGEN shall provide the LLC with access to all relevant records and personnel, during normal business hours and with reasonable advance notice, under customary confidentiality conditions, for the purpose of determining the utilization by CYTOGEN of Diligent Efforts to commercialize Licensed Products.

     9.3. Assistance by Progenics; Contingent Grant of Rights.(a) Subject to the terms and conditions described herein, Progenics shall be entitled to assist CYTOGEN, under the direction of CYTOGEN, in connection with marketing activities regarding Licensed Products in any territory (including the North American Territory) in which CYTOGEN has been granted or is subsequently granted marketing rights pursuant hereto. The assistance by Progenics in marketing activities shall be conditioned upon Progenics' capability to augment in a commercially significant manner the marketing activities of CYTOGEN (or any other person then responsible for marketing Licensed Products). The nature of the assistance in marketing activities provided by Progenics will be determined in good faith by Progenics and CYTOGEN, with the approval of the LLC, from time to time based on Progenics' capabilities.

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

     (b) [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     9.4. Marketing Agreement. The LLC, CYTOGEN and Progenics shall negotiate in good faith the terms of a Product Marketing Agreement (the "Marketing Agreement") to be entered into after the completion of Phase II clinical trials with respect to any Licensed Product. The Marketing Agreement shall be based on the terms set forth in this Article IX, shall include, but not be limited to, provisions relating to marketing, sales, pricing and distribution of Licensed Product and shall further define the rights, responsibilities and obligations of the LLC, CYTOGEN and Progenics with respect thereto. No term of the Marketing Agreement shall be in conflict with any material term of this Article IX without the written agreement of the parties hereto. Until the terms of the Marketing Agreement are agreed upon, such parties acknowledge and agree that the terms set forth in this Article IX are fully binding and enforceable. The Marketing Agreement shall include the following terms in addition to the other terms described above:

     (a) At least one year in advance of the anticipated commercial launch (as determined in good faith by the LLC) of each Licensed Product in each country in the North American Territory, CYTOGEN shall submit a plan (a "Marketing Plan") for approval by the LLC for such commercial launch and the subsequent period of twelve months plus any subsequent period prior to the start of a calendar year. For each calendar year thereafter, CYTOGEN shall submit a Marketing Plan with respect to, and at least one year prior to, such calendar year describing in reasonable detail the marketing activities for each such Licensed Product for approval by the LLC. The LLC's approval of any Marketing Plan shall not be unreasonably withheld. Each Marketing Plan shall include an overall level of anticipated product detailing, promotion, marketing and sales efforts regarding the period covered thereby, a resource commitment on the part of CYTOGEN with respect thereto, market and sales forecasts and pricing analysis, a monthly budget and, with respect to commercial launch, an estimated launch date of product marketing and promotion activities. Each Marketing Plan shall also include the general operating guidelines and strategies for targeting, pricing and discounting Licensed Products to customers, a detailed budget for marketing and distribution activities and a forecast product line contribution statement for the applicable calendar year.

     (b) The LLC may from time to time review with CYTOGEN such matters regarding marketing activities as it reasonably requests. CYTOGEN, Progenics and the LLC agree to facilitate communication and cooperation between their respective organizations in order to maximize the success of marketing activities.

     (c) CYTOGEN shall develop all written sales, promotion and advertising materials relating to the commercialization of Licensed Products in the North American Territory. The general form and content of such materials shall be subject to annual approval of the LLC and general and specific implementation by CYTOGEN. Ownership of all names, tradenames, trademarks, service marks and other designations of Licensed Products (including any related registrations) shall be vested in the LLC. In any given country, any given Licensed Product shall be marketed under only one tradename, except as agreed to by the LLC.

     (d) The LLC shall be responsible for the cost of all advertising, sales and promotion materials, market research and Phase IV studies ("Marketing Materials") reasonably incurred in connection with a previously approved Marketing Plan. The LLC will at all times own the Marketing Materials.

     (e) The LLC will have responsibility for manufacturing finished packaged product, both for sale and for promotional samples. The LLC will also have responsibility for manufacturing clinical supplies for any Phase IV studies. The LLC will purchase and pay for all raw (active and inactive) materials and packaging materials (collectively, "Manufacturing Materials") from third parties necessary to manufacture product. The LLC will at all times have title to the Manufacturing Materials, work-in-process product and final packaged product (collectively, "Inventory") until sale. The LLC shall have responsibility for ensuring that sufficient Inventory is available to satisfy sales requirements pursuant to customer orders and for procuring and paying for space to warehouse Inventory. The LLC shall have custodial and managerial responsibility for Inventory.

     (f) CYTOGEN shall be responsible for procuring order processing and distribution services for product. CYTOGEN shall have managerial responsibility for order processing, including processing customer orders and billing customers for shipments in satisfaction of their orders, and for product distribution, including shipping product in satisfaction of customer orders.

     (g) The LLC shall be entitled to inspect and audit CYTOGEN's and Progenics' books and records pertaining to marketing activities relating to Licensed Products for legitimate business purposes under such terms as may be set forth in the Marketing Agreement.

     9.5. Negotiation Rights. (a) In the event that the LLC determines to license, engage, or otherwise contract with or authorize a person other than the LLC to engage in marketing activities with respect to a Licensed Product in any territory other than in the North American Territory, the LLC shall so notify CYTOGEN and negotiate in good faith with CYTOGEN the terms of an agreement regarding marketing activities with respect to any such Licensed Product in such territory. As a condition to any such negotiations, CYTOGEN shall demonstrate to the LLC's reasonable satisfaction CYTOGEN's capability to perform the marketing activities desired by the LLC in the relevant territory. If CYTOGEN is unable to satisfy such condition, or if CYTOGEN does not desire to, or is unable to negotiate any such agreement, or any such agreement is subsequently terminated, the LLC shall so notify Progenics and negotiate in good faith with Progenics a marketing agreement as described above. As a condition to any such negotiations, Progenics shall demonstrate to the LLC's reasonable satisfaction Progenics' capability to perform the marketing activities desired by the LLC in the relevant territory. Any such determination as to the capability of CYTOGEN or Progenics shall take into consideration the relevant party's ability to perform the necessary sales and marketing functions based upon an assessment of such party's existing sales, marketing and distribution capabilities compared to those of other companies promoting similar products to similar market segments, as well as such other factors as may be reasonably relevant.

     (b) If CYTOGEN elects not to exercise the marketing rights it has been granted under Section 9.1 hereof, or such rights are terminated pursuant to this Agreement or the Marketing Agreement, then the LLC shall so notify Progenics, and Progenics shall be entitled to assume, on a prospective basis, CYTOGEN's marketing rights hereunder and under the Marketing Agreement. As a condition to any such assumption, Progenics must demonstrate to the reasonable satisfaction of the LLC Progenics' capability to perform the marketing activities required to be performed hereunder and under the Marketing Agreement. Such determination shall take into consideration Progenics' ability to perform the necessary sales, marketing and distribution functions based upon an assessment of its existing sales and marketing capabilities compared to those of other companies promoting similar products to similar market segments, as well as such other factors as may be reasonably relevant. If Progenics assumes such rights, such rights shall be terminable under the same circumstances as such rights were terminable when held by CYTOGEN.

     9.6. Marketing Compensation. CYTOGEN and Progenics shall be entitled to compensation for marketing activities conducted pursuant hereto or to the Marketing Agreement [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]. For purposes of this Section 9.6, [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] as the case may be, as more specifically described in the Marketing Agreement.

     9.7. Non-Transferability of Rights. The product marketing rights granted by the LLC pursuant to this Agreement shall not be transferable, licensable or otherwise exercisable by any person or entity other than the party to which such rights have been granted hereby.

     9.8. Termination of Rights. The rights granted by the LLC to Progenics and CYTOGEN in Section 9.1 and 9.3 hereof shall be subject to termination as follows:

               9.8.1. Ownership Change. In the event that either Progenics' or CYTOGEN's Interest shall at any time be less than [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of all then-outstanding Interests (any such party being referred to herein as the "Diluted Party"), the rights granted to the Diluted Party pursuant to Section 9.1 or 9.3 hereof, as the case may be, shall immediately terminate. In the event that the LLC determines to issue additional ownership interests to third-party investors, which issuance would result in substantial dilution of Progenics's and CYTOGEN's ownership Interests, the parties hereto agree to negotiate in good faith the provisions of this Section
          9.8.1 as it relates to any party that has not, prior to any such additional issuance of ownership interests, become a Diluted Party.

               9.8.2. Breach. In the event that either Progenics or CYTOGEN shall breach any of the material representations or warranties or any material terms, conditions or agreements contained herein made or to be kept, observed and performed by it, then each of the LLC and Progenics (in the event of a breach by CYTOGEN) or CYTOGEN (in the event of a breach by Progenics), at its sole option and without prejudice to any of its other legal or equitable rights and remedies, may, by giving the other parties hereto 60 days' notice in writing, identifying with reasonable specificity the breach, and unless (in the case of a breach of any term, condition or agreement) the notified party within such 60-day period shall have cured the breach, terminate the rights granted to Progenics or CYTOGEN, as the case may be, pursuant to Sections 9.1.

               9.8.3. Diligence. The LLC may terminate the rights granted to CYTOGEN pursuant to Section 9.1 hereof as to any Licensed Product (but only as to such Licensed Product) if CYTOGEN [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

     9.9. Retention of Rights. The parties hereto acknowledge and agree that all marketing rights not expressly granted by the LLC to CYTOGEN or Progenics pursuant to this Article IX, including without limitation product marketing rights outside of the North American Territory, are retained by the LLC. The LLC shall be entitled to retain or dispose of (by license, sublicense or otherwise) any such rights in its sole discretion, and the proceeds, if any, of any such disposition shall inure solely to the LLC.

                                   ARTICLE X
                               DISPUTE RESOLUTION

     10.1. Escalation Procedure. Except as provided in Section 3.6(b) hereof and except for any Deadlock of the Management Committee which is not resolved pursuant to Section 4.1(f) hereof (including related buy/sell provisions in Section 4.1(g) hereof), all disputes, controversies, claims or differences between Progenics and CYTOGEN (any such event, a "Dispute") arising out of this Agreement, its interpretation or performance by the Members of their respective obligations hereunder, including any questions regarding the existence, validity or termination hereof, shall be resolved as described below. The Dispute shall first be submitted (the "First Notice of Dispute") to the Chief Executive Officer of each of the Members for review and discussion. Such persons shall meet as soon as possible, and in any event within ten calendar days after the giving of the First Notice of Dispute, and endeavor in good faith to resolve the matter. If these officers do not reach agreement within ten calendar days after they meet, or within 20 calendar days after the First Notice of Dispute is given, or otherwise agree on another method of resolving the dispute, the Dispute shall be resolved pursuant to Section 10.2 hereof.

     10.2. Arbitration. (a) Either Member may make a demand for binding arbitration with respect to any dispute arising hereunder by filing with the other a demand in writing signed by an officer of the Member making such demand.

     (b) The Members may agree on one arbitrator, but in the event they cannot agree, there shall be three, one named in writing by each of the Members within ten Business Days after demand for arbitration is given, and a third chosen by the two appointed within ten Business Days after their appointment. If the two arbitrators appointed by the Members do not appoint a third arbitrator within such period, the American Arbitration Association ("AAA") in New York, New York shall be retained to appoint a third arbitrator within ten Business Days after the end of such period. Should either Member refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered to proceed ex parte.

     (c) Arbitration shall take place in New York, New York (or such other location as may be agreed between Progenics and CYTOGEN) at a single hearing before the arbitrator(s) of the matter. The arbitrator(s) shall select such time and place promptly after his/her (or their) appointment, provided that the time scheduled for the hearing shall not be later than 20 Business Days after the appointment of the last arbitrator(s). The arbitrator(s) shall give written notice thereof to each Member at least ten Business Days prior to the date so fixed. In the event a panel of three arbitrators is necessitated by the Members' inability to agree upon a single arbitrator, such notice of the time and place of the hearing shall also identify the third member of the panel. At the hearing, any relevant evidence may be offered by either Member, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and such determination may be based on such factors and consideration as the arbitrator(s) deems relevant and/or appropriate. The arbitrator(s)' authority shall be limited to determining the issue or question presented in each instance and shall not extend to any other aspect of this Agreement or the parties' relationship generally. In addition, the arbitrator(s) shall not require the LLC to pursue a particular research and development program unless the general elements thereof have been approved by the Management Committee. The arbitrator(s) shall execute and acknowledge a binding decision in writing setting forth the basis for their decision in reasonable detail and cause a copy thereof to be delivered to each of the Members within ten Business Days of the hearing date.

     (d) The determination of the panel shall be by majority vote with each arbitrator having a single vote. The decision rendered by the arbitrator (or the majority, if more than one) shall be final, and judgment may be entered upon it in accordance with the applicable law in any court of competent jurisdiction.

     (e) Prior to the scheduled hearing date, the Members shall agree on procedures to be used in connection with the arbitration. To the extent the Members cannot agree upon procedures, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA under the auspices of the AAA.

     (f) The costs of such arbitration shall be borne by the Company; provided, however, that if the arbitrator(s) determines that one of the Members acted in bad faith in submitting the dispute to arbitration, such Member shall bear all costs and expenses (including the costs and expenses of the other Member) in connection with the arbitration proceeding.

     10.3. Injunctive Relief. Notwithstanding anything herein to the contrary, any Member may seek interim or provisional relief in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning any Dispute in a court of competent jurisdiction; provided, however, that, once the selection of the arbitrator(s) is complete, the continuation, termination, amendment or modification of the interim or provisional relief shall be determined by the arbitrator(s) and, after an arbitration hearing is commenced, the action, suit or proceeding commenced in such court seeking such interim or provisional relief shall be dismissed by the stipulation of all Members. In the event that the Members fail to stipulate to the dismissal of the action, the Members agree that the arbitrator(s) may submit a stipulation dismissing the action. The arbitrator(s) may conduct any hearings or order any discovery they deem necessary to properly review the interim or provisional relief. This Section 10.3 shall be specifically enforceable by each Member.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1. Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing and other acts as the Management Committee deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company.

     11.2. Disclaimer of Agency. This Agreement does not create any relationship beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any Member the legal representative or agent of the other, nor shall any Member have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Member of the Company.

     11.3. Entire Agreement; Amendment. This Agreement contains a complete statement of the arrangements among the Members with respect to the Company supersedes all prior agreements and understandings among them with respect to the Company and may not be amended except by unanimous written agreement of the Members.

     11.4. Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person or sent by facsimile and acknowledged by a responsible person at the office of the recipient, one day after being sent by a major overnight courier, or four days after being mailed by registered mail, return receipt requested, to the Members at the addresses set forth below their names on the Schedule A hereto.

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

     11.5. Counterparts. The Members may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by all the Members. Each counterpart shall be deemed an original instrument as against any Member who has signed it.

     11.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed in Delaware.

     11.7. Binding Effect. This Agreement shall be binding on all successors and assigns of the Members and inure to the benefit of the respective permitted successors and assigns of the Members, except to the extent of any express contrary provision in this Agreement.

     11.8. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect and shall be enforceable to the maximum extent permitted by law, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     11.9. Survival of Rights, Duties and Obligations. Termination of this Agreement for any cause shall not release either Member from any liability which at the time of termination has already accrued to the other Member hereto or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination hereof affect in any way the survival of and right, duty or obligation of either Member which is expressly stated elsewhere in this Agreement to survive termination hereof.

     11.10. Captions and Exhibits. Titles or captions of Sections or Articles contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. All Exhibits and Schedules attached hereto shall be considered a part hereof as though fully set forth herein.

     11.11. Specific Performance. The Members acknowledge that monetary damages may not be an adequate remedy for violations of this Agreement and that any Member may, in its sole discretion, through arbitration or otherwise under
Article X or, in circumstances where Article X hereof is not applicable, in a court of competent jurisdiction, apply for specific performance or injunctive or other relief as such arbitrator or court may deem just and proper in order to enforce this Agreement or to prevent violation hereof and, to the extent permitted by applicable law, each Member waives any objection to the imposition of such relief.

     11.12. Assignability. Except as otherwise provided in Section 6.1 hereof, neither this Agreement nor any Interest, including the right to receive distributions, shall be assignable by either Member without the written consent of the other, and any attempted assignment without such consent shall be null and void. This Agreement shall be binding upon the successors and permitted

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assigns of the Members.  Any such successor or permitted assign shall be subject to the same rights and  obligations  as the original  Member  hereunder.

     11.13. Confidentiality. (a) As used in this Section 11.13, "Confidential Information" means all confidential and proprietary business, technical, or financial information relating to the matters discussed herein.

     (b) In order to protect the Confidential Information of any Member hereto (in such capacity, the "Disclosing Member") that has become available to any other Member hereto (in such capacity, the "Receiving Member"), each Member agrees as follows:

     (i)  Each  Member  agrees  that  it will  make  no use of any  Confidential
Information  except  in  furtherance  of  the  purposes   contemplated  by  this
Agreement.

     (ii) Each Member agrees that it will not, without the prior written consent of the other Member, disclose to any third party Confidential Information (which for purposes of this Section 11.13(b) shall include the terms or existence of this Agreement or of the PSMA/PSMP License Agreement or the Services Agreement or other matters relating to the collaboration contemplated hereby and thereby) received in its capacity as Receiving Member so long as such Member is a member of the Company and for a period of five years thereafter.

     (iii) Notwithstanding the foregoing:

          (1) Each Member may disclose Confidential Information to those of its representatives, employees and agents ("Representatives") who have a need to know such Confidential Information in relation to the matters discussed herein and who are under obligations of confidentiality and non-use consistent with those set forth herein. Any unauthorized disclosure of Confidential Information by a Member's Representatives shall be a breach by such Member of this Section 11.13.

          (2) Disclosure of Confidential Information is permitted to the extent that such disclosure is required pursuant to applicable laws, rules or regulations or government requirement or court order, provided however, that the Receiving Member shall promptly notify the Disclosing Member in writing of the existence or imposition of any such requirement or order and cooperate with the Disclosing Member in seeking an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

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

     (c) The provisions governing  confidentiality and non-use contained in this
Section 11.13 shall not apply to any Confidential Information which:

               (i)  the  Receiving   Member  can  establish  was  known  to  the
                    Receiving Member prior to disclosure under or in connection with this Agreement by the Disclosing Member;

               (ii) was in the public domain or the subject of public  knowledge at the time of disclosure under or in connection with this Agreement;

               (iii)becomes  part of the public  domain or the subject of public knowledge through no breach by or act of default of the Receiving Member;

               (iv) is obtained by the Receiving Member from a third party other than in breach of a legal or contractual obligation of confidentiality owed by such third party to the Disclosing Member in respect thereof, the existence of which such obligation was known or should have been known by the Receiving Member; or

               (v)  the  Receiving   Member  can  establish  was   independently
                    developed   by  it   without   reference   to   Confidential
                    Information received.

     (d) Termination of this Agreement shall not affect the obligations concerning confidentiality and non-use as set forth in this Section 11.13.


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


                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                         PROGENICS PHARMACEUTICALS, INC.


                         By: /s/  Ronald Prentki
                            Name: Ronald Prentki
                            Title President


                         CYTOGEN CORPORATION


                         By:  /s/ Donald F. Crane, Jr.
                            Name: Donald F. Crane, Jr.
                            Title Vice President General Counsel and
                                  Corporate Secretary


                         PSMA DEVELOPMENT COMPANY LLC


                         By:  /s/ Ronald Prentki
                            Managing Representative


                         By:  /s/  Donald F. Crane, Jr.
                            Managing Representative


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